
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from the Balance
Sheet and Statement of Income and is qualified in its entirety by reference to such financial statements
</LEGEND>
<CIK> 0000832095
<NAME> KRUPP INSURED MORTGAGE LIMITED PARTNERSHIP

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-END>                               DEC-31-1995
<CASH>                                       5,970,759
<SECURITIES>                               211,451,350<F1>
<RECEIVABLES>                                2,113,378
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                             9,117,971<F2>
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                             228,653,458
<CURRENT-LIABILITIES>                           14,758
<BONDS>                                              0
<COMMON>                                   227,743,650<F3>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                     895,050
<TOTAL-LIABILITY-AND-EQUITY>               228,653,458
<SALES>                                              0
<TOTAL-REVENUES>                            17,325,924<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             4,055,442<F5>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                             13,270,482
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                         13,270,482
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                13,270,482
<EPS-PRIMARY>                                        0<F6>
<EPS-DILUTED>                                        0<F6>

<F1>Includes the following investments: Participating Insured Mortgages ("PIMs")
$190,325,305 & Mortgage-Backed Securities ("MBS") $21,126,045
<F2>Includes the following prepaid acquisition fees & expenses of $6,789,755 net of accumulated amortization of $7,684,289 and prepaid participating servicing of
$2,328,216 net of accumulated amortization of $2,457,959
<F3>Represents total equity of General Partners & Limited Partners of $(164,638)
and $227,908,288
<F4>Represents interest income on investments in mortgages & cash
<F5>Includes $1,983,112 of amortization related to prepaid fees & expenses
<F6>Net income allocated $398,114 to the General Partners & $12,872,368 to the
Limited Partners.  Average net income per unit of Limited Partners interest is
$.86 on 14,956,896 units oustanding.

